Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina City of Buenos Aires, April 24, 2025 Messrs. Comisión Nacional de Valores (CNV) Messrs. Bolsas y Mercados Argentinos S.A. (BYMA) Messrs. A3 Mercados S.A. (MAE) Ref.: Ordinary Shareholders’ Meeting held on April 23, 2025 - Summary Dear Sirs, In compliance with Article 4, Chapter II, Title II of the CNV Rules, Article 79 of the Listed Rules of BYMA, and the Informative Regime of A3 Mercados S.A. (formerly Mercado Abierto Electronico S.A.), below you will find a summary of the resolutions approved by the Ordinary Shareholders’ Meeting of Loma Negra C.I.A.S.A. (the “Company”) held on April 23, 2025. As already informed, the meeting was held remotely from the corporate headquarters, in compliance with Article 61 of the Argentine Capital Markets Law No. 26,831, General Resolution No. 939/2022 of the CNV and Article 18 of the Company’s bylaws. On behalf of the Stock Exchange and Markets (BYMA), Mr. Diego Adel Vazquez attended the meeting, and on behalf of National Securities Exchange Commission (CNV), Mrs. María Natalia Echeveste attended the meeting. 1°) APPOINTMENT OF THE PERSONS IN CHARGE OF SUBSCRIBING THE MINUTE. With a majority of votes, it was resolved that the minutes of the meeting would be copied into the Shareholders’ Meetings book and signed by the representative of the shareholder Intercement Trading e Inversiones Argentina S.L., the representative of JPMorgan Chase Bank, N.A., Mrs. Adriana Calvo on behalf of the Supervisory Committee, and Mr. Sergio Faifman, as Vicepresident of the Company. 2°) CONSIDERATION OF THE DOCUMENTS TO WHICH PARAGRAPH 1°) OF SECTION 234 OF THE ARGENTINE CORPORATIONS ACT REFERS TO, THAT CORRESPOND TO THE REGULAR FINANCIAL YEAR NO. 100 ENDED ON DECEMBER 31ST, 2024. With a majority of votes, it was resolved to skip the reading and transcription in the meeting minutes and to approve the annual report and the documentation set forth in Article 234, paragraph 1) of Law No. 19,550 together with the rest of the documents corresponding to the regular fiscal year No. 100 ended as of December 31st, 2024. 3°) CONSIDERATION OF THE RESULTS FOR THE YEAR ENDED DECEMBER 31ST, 2024. CONSIDERATION OF THE PROPOSAL OF THE BOARD OF DIRECTORS TO ALLOCATE THE

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina BALANCE OF THE ACCUMULATED RESULTS ACCOUNT, WHICH AS OF DECEMBER 31ST, 2024 AMOUNTS TO THE SUM OF $153,809,532 (IN THOUSANDS) TO INCREASE THE "OPTIONAL RESERVE FOR FUTURE DIVIDENDS". DELEGATION OF THE POWER TO COMPLETELY OR PARTIALLY USE SUCH RESERVE ONE OR MORE TIMES TO THE BOARD OF DIRECTORS, DEPENDING ON THE EVOLUTION OF THE BUSINESS AND UNTIL THE NEXT SHAREHOLDERS' MEETING AT WHICH THE FINANCIAL STATEMENTS AS OF DECEMBER 31ST, 2025 ARE CONSIDERED. With a majority of votes, it was approved to allocate the balance of the accumulated results account, which as of December 31st, 2024 amounts to the sum of AR$ 153,809,532 (in thousands) to increase the "Optional Reserve for Future Dividends”. Also, by a majority of votes, it was approved to delegate to the Company's Board of Directors the power to totally or partially disaffect and distribute in cash, in one or more times, the amount in constant currency of the Optional Reserve for Future Dividends depending on the evolution of the business and the regulatory restrictions and limitations until the next annual shareholders’ meeting that will consider the financial statements corresponding to the year ending December 31st, 2025. 4°) CONSIDERATION OF THE PERFORMANCE OF THE MEMBERS OF THE BOARD OF DIRECTORS FOR THE YEAR ENDED DECEMBER 31ST, 2024. With a majority of votes, the performance of all the members of the Board of Directors for the year ended December 31st, 2024 was approved pursuant to Article 275 of Law No. 19,550. 5°) CONSIDERATION OF THE PERFORMANCE OF THE MEMBERS OF THE SUPERVISORY COMMITTEE FOR THE YEAR ENDED ON DECEMBER 31ST, 2024. With a majority of votes, the performance of the members of the Supervisory Committee for the year ended on December 31st, 2024 was approved. 6°) CONSIDERATION OF THE REMUNERATIONS TO THE BOARD OF DIRECTORS CORRESPONDING TO THE FISCAL YEAR THAT ENDED ON DECEMBER 31ST, 2024 FOR $1,772,926,638 (TOTAL REMUNERATIONS). With a majority of votes, the remuneration of the Board of Directors that corresponds to the year that ended on December 31st, 2024 was approved. 7°) CONSIDERATION OF THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY COMMITTEE FOR THE YEAR ENDED ON DECEMBER 31ST, 2024. With a majority of votes the remuneration of the members of the Supervisory Committee for the year ended on December 31st, 2024 (i.e., ARS 52,740,929) was approved. 8°) SETTING THE NUMBER OF DIRECTORS AND APPOINTMENT OF FULL AND ALTERNATE MEMBERS FOR YEAR 2025. APPROVAL OF A POLICY AIMED AT MAINTAINING A PROPORTION OF AT LEAST 20% INDEPENDENT MEMBERS OVER THE TOTAL NUMBER OF MEMBERS OF THE BOARD DURING THE YEAR IN COURSE.

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina With a majority of votes it was resolved to: (i) set the number of Directors in 7 (seven), with no appointment of Alternate Directors; and (ii) appoint Messrs.: Paulo Diniz, Sergio Damián Faifman, Javier Enrique Patrón, Humberto Junqueira de Farias, Laura Gé, Sergio Daniel Alonso and César Javier Graña as Directors for the year ending on December 31st, 2025. With a majority of votes a policy aimed at maintaining a proportion of at least 20% independent members over the total number of members of the Board during the year in course was also approved. 9°) APPOINTMENT OF THE FULL AND ALTERNATE MEMBERS OF THE SUPERVISORY COMMITTEE FOR YEAR 2025. With a majority of votes, it was resolved to appoint the following persons as members of the Supervisory Committee for year 2025: (i) Full Members: Omar Raúl Rolotti, Antonio Juan Lattuca and Adriana Irene Calvo; (ii) and Alternate Members: Claudio Aldo Forti, Carlos Roberto Chiesa and Jose Alanis. 10°) APPOINTMENT OF EXTERNAL AUDITORS AND OF THE MAIN PARTNER AND ALTERNATE PARTNER OF THE RESPECTIVE ACCOUNTING FIRM FOR THE YEAR OF 2025. With a majority of votes, it was resolved to appoint Pistrelli, Henry Martin y Asociados S.A. (member of Ernst & Young Global) as External Auditors of the Company for 2025, and, in particular, Mr. José Alberto Coya Testón as Principal Partner and Mr. Alejandro Kelman as Alternate Partner. 11°) APPROVAL OF THE FEES OF THE EXTERNAL AUDITORS FOR THE YEAR ENDED ON DECEMBER 31ST, 2024. With a majority of votes the fees of the External Auditors for the year ended on December 31st, 2024 (i.e., ARS 1,689,455,817 -without VAT-) were approved. 12°) CONSIDERATION OF THE FEES OF THE EXTERNAL AUDITORS FOR THE YEAR 2025. With a majority of votes, it was resolved to postpone the consideration of the fees of the External Auditors for the year ended on December 31st, 2025 for the next annual shareholders meeting. 13°) APPROVAL OF THE BUDGET OF THE AUDIT COMMITTEE FOR 2025. With a majority of votes, the budget of the Audit Committee for the fiscal year 2025 was set in ARS 2,066,789,085 (without VAT). 14°) GRANTING OF THE RELEVANT AUTHORIZATIONS FOR THE CARRYING OUT OF PAPERWORK AND TO MAKE THE NECESSARY FILINGS. With a majority of votes, it was resolved to authorize Messrs. Lucrecia Loureiro and/or Luciano Babuin and/or Mikaela Badaracco and/or Fabian Fuente and/or Noelia Belén Bigá so that any of them may, indistinctly, perform all procedures deemed necessary to file and register the resolutions passed through the AGM with the corresponding Registry of Commerce, National Securities

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina Exchange Commission (including the “Financial Information Highway”), Buenos Aires Stock Exchange (BYMA), Securities and Exchange Commission (SEC), Mercado Abierto Electronico (today A3 Mercados), New York Stock Exchange (NYSE) and any other authority that may correspond, with the power to sign documents, grant deeds, get notice of and answer requests and make publications. Yours sincerely, Marcos I. Gradin Investor Relations Officer LOMA NEGRA C.I.A.S.A.